UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amrose Oil Company Inc.
(Exact name of registrant as specified in its charter)

Nevada	1300	45-3851452
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Amrose Oil Company
3525 Sage Rd, Ste. 1416
Houston, TX 77056
713-280-5173
A Development Stage Company

Copies to:
Serpent Acquisitions LLC.
2217 N. IL. Route 83
Round Lake Beach IL 60073
847-548-2400

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(3)	per Share	Offering Price	Fee (1)(2)

Common Stock, par value $0.001 per share (3)	1,066,000	$ N/A	$ N/A	N/A

______________
(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.
(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00011460 of the aggregate offering price.
(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.
We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
DATED OCTOBER 27, 2014
AMROSE OIL COMPANY
1,066,000 SHARES OF COMMON STOCK OFFERED BY SELLING SHAREHOLDERS

The selling shareholders are offering up to 1,066,000 shares of common stock. The selling shareholders will sell their shares at $.001 per share until our Shares are quoted on the OTC Bulletin Board and, assuming we secure quotation on the OTC Bulletin Board, thereafter at prevailing market price or privately negotiated prices. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. The selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 27, 2014.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION AND RISK FACTORS

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Amrose Oil Company” “AOC”, refer to Amrose Oil Company, a Nevada Corporation, unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes beginning at page F12-1 prior to making an investment decision.

Organization

The purpose of the corporation will be to acquire and manage oil and gas properties in the United States with the goal of achieving a positive revenue stream and a solid asset base and then managing existing assets while acquiring selected additional assets in a manner that will achieve maximum growth and shareholder value while minimizing liabilities.  Our Website is at: http://AmroseOil.com.   The information on our  website is not part of this prospectus.

CURRENT HOLDINGS

●
A 50% interest in various non-operated working interests in the wellbores of the Champion 320-1, 320-2 and 320-3 located in the Augustin Viesca Survey, A-77, Polk County, Texas.  Operated by Old Pine Energy Corp. of Austin, Texas.

Currently these wells are not operating but the Company may decide to operate them in the future.

A 50%  interest in a non-operated working interest of 17.71739% (NRI: 14.17391%) in the wellbore of the Cantey B #1 well located in the SW/4 of Section 30, Block 2, T&P RR Co. Survey, A-1881, Palo Pinto County, Texas.  Operated by Dynamic Production, Inc. This well has been shut off and closed.

●
A 50% interest in a 0.03125% Overriding Royalty Interest in the Wohl 9-2 located in Section 9-T14N-R19W, Custer County, Oklahoma.  Operated by Chesapeake Operating, Inc. of Oklahoma City, Oklahoma.  This well has been shut off and closed.

The Company obtained a 50% interest in each of the above-described properties by purchasing half of the 50% interest from Wintree Energy Corporation (“Wintree”) and half of the 50% interest from Bri Ric Investments, Inc.  The Company paid Wintree 40,000 shares of Company stock for its half of the 50% interest in the properties.  The Company paid Bri Ric Investments, Inc., 40,000 shares of Company stock for its half of the 50% interest in the properties. Before the latest purchase agreements, each of the companies (Wintree & Bri Ric Investments) owned 25% of the interest in the described holdings. By the Company buying each companies’ interest, the Company now holds a full 50% interest in the properties. The current status of each of the wells is that they are all capped (shut off/plugged).

Plan of Business

The Company’s primary focus is crude oil production and our target acquisitions are onshore North American properties. The Company will set out to secure those opportunities that will produce revenues and positive cash flows within the shortest period of time. If the Company can't secure these opportunities and/or the Company is not able to secure funding then you could lose all of your investment. Today’s higher oil and gas prices have essentially made the acquisition of marginal oil wells a potentially valuable proposition.

The Company anticipates implementing multiple technologies to capitalize on the individual limitations and requirements of each well being treated. These advanced oil recovery technologies may include fracturing stimulation (fracking), surfactant-polymer technology (i.e., introduction of various gels and chemicals to mix with the oil and bring it out of the multiple layers of rock that it’s located in. Once the oil is free of the rock the Company can pump it to the surface to be sold.) and water-flooding methods (introduction of water into the oil well to increase pressure to bring the oil to the top to be pumped out). These methods have been used time and time again (with fracking and introduction of the latest gel based polymers being the latest developments) to obtain oil from working wells, capped wells, and wells that at one time were considered marginal and were abandoned due to costs involved and the small amounts of oil able to be recovered with the technology at that time. These methods have become standard operating procedure when it comes to oil recovery and no licensing or special contract for the use of equipment to implement the above procedures is necessary.

The mission of the Company is to acquire marginal oil wells, otherwise known as “Stripper Wells”, and apply enhanced oil recovery technologies to significantly increase existing production.

The Company’s vision is to create added value to existing marginal oil wells through the application of technologies used for developing untapped reserves and exploiting potentially undervalued oil properties. The Company is hoping to see marginally recoverable wells with extraction using oil industry standard extraction methodologies with the hope that these wells may contain part of the original oil reserves in place (OOIP). If the Company fails to locate and extract oil from these types of wells or there isn't enough oil left in place from the close of previous operations, you could lose your investment. This targeted market has marginal or non-producing wells due to:

● Neglect;
● Small, independent owners lacking resources
● Financial inability of owners to invest in rehabilitation;
● Lack of access or knowledge of new technologies;
● Desire to exit given current market price of oil;
● Other reasons specific to each lease.

For the above reasons, marginal oil wells and leases can and will be purchased at attractive discounts to market value, allowing investors the opportunity for significant returns.In addition to generating revenues from producing wells, management strongly believes that relevant incremental production can be generated from drilling a number of additional new wells.

The directive would be to reinvest a portion (up to 10%) of net cash flows from operations in these drilling programs, as determined by management, and expanded based upon the results generated.

Due to the massive fragmentation of the Marginal Oil Well market, our aggressive acquisition pace will afford the Company much efficiency and opportunities due to economies of scale. This strategy of consolidation will result in a more efficient operation.

The Company’s intent is to purchase drilling rights or ownership rights of various wells in the United States using cash and the issuance of restricted stock in private transactions. The Company also intends to approach well owners with the option for the Company to drill the well free of charge to the well owner for a percentage of any oil that the Company can pump out and bring to market. The Company also intends to drill the wells for the owners of same for a percentage ownership of the well providing the Company can pump out a predetermined amount of oil from the well (varies on each well on a case by case basis).  We have no current agreements for any of the forgoing, however, and there can be no assurance that we will be successful in obtaining any of the foregoing.

We will also need access to additional financing, which may not be available to us on acceptable terms or at all. If we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.  We have no current agreements or commitments for any additional financing, however, and there can be no assurance that we will be successful in obtaining any additional financing.

The Offering

As of the date of this prospectus, we had 1,066,000 shares of common stock outstanding. The selling shareholders are offering up to 1,066,000 shares of common stock. The selling shareholders will offer their shares at $.001 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the common shares held by the selling shareholders. We will not receive any proceeds of the sale of the common shares.
To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock means that our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Amrose Relationship with Serpent Acquisitions LLC

On April 30, 2012 Serpent Acquisitions LLC, signed an agreement with Amrose Oil Corporation to provide services in the creation & filing of the Company’s registration statement (S-1) as well as to provide for all fees that may be required for same. For providing this service, Serpent Acquisitions LLC was given 490,000 shares of Amrose common shares representing 4.9% of the issued and outstanding common stock of the Issuer, the right to register the shares in any registration statement Amrose files with the Commission (as here), and a 3% share of gross profits of the Company. In addition, Serpent Acquisitions LLC is entitled to 3% of our gross profits, paid on a quarterly basis, subject to our right to repurchase half of such 3% interest for an amount not exceeding $200,000.  The foregoing summary is qualified in its entirety by reference to the text of our agreement with Serpent Acquisitions, LLC, which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part.

Serpent Acquisitions is a private company hired by Amrose as a consultant to write the registration statement and nothing more. Serpent Acquisitions has no directors or management position in the Company and is nothing more than a private contractor hired by the Company. Serpent Acquisitions LLC is not part of any day to day operation or decision making of the Company.

Serpent Acquisitions LLC is not in the business of underwriting, nor does the Serpent Acquisitions LLC have any agreement or understanding to act as a statutory underwriter, as that term is defined in Section 2(a)(11) of the Securities Act of 1933.  In addition, to the Company’s knowledge, Serpent Acquisitions LLC is not a broker-dealer or an affiliate of a broker-dealer and has not been licensed by any entity as such.

Summary Financial Information

We are in our third year of operations, but have yet to commence revenues.  We have accumulated deficit of $46,950 as of June 30, 2014; and as of the date of this filing our cash flow has been provided by loans of $44,597, from officers and shareholders.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Risks Related To Our Business

Because our auditors have issued a going concern opinion and we may be unable to achieve our objectives, we may have to suspend our business operations should sufficient financial resources be unavailable.

Our auditors’ report in our December 31, 2013 and 2012 financial statements expressed an opinion that our capital resources as of December 31, 2013 are insufficient to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern.

We have minimal operations, no revenues and no current prospects for future revenues, and we expect losses to continue into the future.

Our operations to date have consisted primarily of acquiring interests in oil and gas leases, wells and pipelines. We have no revenue producing properties and we have not engaged in any drilling activities. We have no operating history upon which an evaluation of our potential success or failure can be made. As of our fiscal year ended December 31, 2013 and 2012, we had an accumulated deficit of $ 22,442 and $10,085, respectively.

As of June 30, 2014, we had an accumulated deficit of $46,950.  Our ability to generate revenues and become profitable is dependent upon our ability to locate oil and gas and our ability to generate revenues from the sale of oil and gas we locate, if any. We expect to incur additional operating losses in the future due to exploration and drilling expenses associated with our existing properties.

We require a significant amount of capital for our operations; should we fail to raise sufficient capital we will have to cease our operations and you will lose your entire investment.

Oil and gas exploration requires significant outlays of capital and generally offers limited success probability. Our cash as of June 30, 2014 was $ 102. We need to raise a significant amount of capital to pay for our planned exploration and development activities. If we cannot raise the capital to fund our required expenditures, we will be unable to conduct drilling activities and our business will likely fail. Even assuming that we obtain the required capital for our operations, if we do not discover and produce commercial quantities of oil and natural gas, our business would fail, in which case you would lose your entire investment.

We will need access to additional financing, which may not be available to us on acceptable terms or at all.
If we cannot access additional financing when we need it and on acceptable terms, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected. We may look to raise capital through the issuance of equity, equity-related or debt securities or by obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research & development, improve infrastructure and possibly introduce new or improved methods of oil & gas extraction.

 We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. If we cannot obtain additional financing when we need it and on terms acceptable to us, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of losing your investment.

We may not discover commercial quantities of oil and gas, which could cause you to lose your investment.

Our ability to locate oil and gas is dependent upon successful drilling and development of our oil and gas wells and our ability to locate oil and gas in commercial quantities. We cannot predict in advance of drilling and testing whether any particular drilling location will yield gas or oil in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies will not enable us to know conclusively before drilling whether gas or oil will be present or, if present, whether gas or oil will be present in commercial quantities. The analysis that we perform may not be useful in predicting the characteristics and potential oil and gas in commercial quantities at our well locations. As a result, we may not find commercially viable quantities of gas and oil and you could lose your entire investment.

Drilling, exploring and producing gas and oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Oil and gas activities involve numerous risks. Because we have not yet commenced drilling activities, we may be unable to anticipate all risks that we may encounter. We cannot anticipate with any degree of certainty the costs and time before we commence drilling activities, if ever, and whether our oil and gas wells will be commercially productive. Additionally, even if we do commence drilling, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

●	inability to obtain financing;
●	unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents;
●	adverse weather conditions, including tornados;
●	unavailability or high cost of drilling rigs, equipment or labor;
●	mechanical difficulties;
●	reductions in gas and oil prices;
●	limitations in the market for gas and oil;
●	surface access restrictions;
●	title problems; and/or
●	compliance with governmental regulations.

In addition, higher gas and oil prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for drilling equipment, services and personnel. Any such shortages could restrict our ability to commence drilling activities. Any delay in the drilling of our wells or significant increase in our expected drilling costs could adversely affect our ability to generate revenues.

Severe weather could have a material adverse impact on our business.

Our business could be materially and adversely affected by severe weather. Repercussions of severe weather conditions may include:

●	curtailment of services rendered to us;
●	weather-related damage to drilling rigs, resulting in suspension of operations;
●	weather-related damage to our facilities;
●	inability to deliver materials to jobsites in accordance with contract schedules; and
●	loss of productivity.

Oil and gas prices are volatile and an extended decline in prices can significantly affect our future financial results.

The markets for oil and gas are volatile. Any substantial or extended decline in the price of oil or gas could:

●	have a material adverse effect on our planned operations;
●	limit our ability to attract capital;
●	reduce our ability to borrow funds needed for our operations; and
●	reduce the value and the amount of oil and gas we discover, if any.

Our exploration and development activities are subject to operational risks, which may lead to, increased costs and decreased production.

The marketability of oil and gas we discover and produce, if any, will depend in part upon the availability, location and capacity of our gas gathering systems, pipelines and processing facilities. Even if we locate oil and gas in commercial quantities, reservoir and operational risks may lead to increased costs and decreased production. These risks include the inability to sustain deliverability at commercially productive levels as a result of decreased reservoir pressures, large amounts of water, or flawed drilling operations. Operational risks include hazards such as fires, explosions, craterings, blowouts, uncontrollable flows of oil, gas or well fluids, pollution, releases of toxic gas and encountering formations with abnormal pressures. The occurrence of any one of these significant events, if not fully insured against, could have a material adverse effect on our financial condition and results of operations.

We face title risks related to our leases or those that we enter into that may result in additional costs and negatively affect our operating results.

It is customary in the oil and gas industry to acquire a leasehold interest in a property based upon a preliminary title investigation. To date, we have acquired 3 oil and gas leases. If the title to the leases acquired is defective, we could lose funds already spent on acquisition and development, or incur substantial costs to cure the title defect, including any necessary litigation. If a title defect cannot be cured, we will not have the right to participate in the development of or production from the leased properties, which will negatively affect our potential profitability.

Competition in the oil and gas industry is intense, and most of our competitors have greater financial and operational resources then we do.

We operate in a highly competitive environment for marketing gas and oil and securing equipment and trained personnel. Many of our competitors are major and large independent oil and gas companies that possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to develop properties more efficiently than our financial or personnel resources permit. Also, there is substantial competition for capital available for investment in the oil and gas industry. Larger competitors will likely be better able to withstand sustained periods of unsuccessful drilling and absorb the burden of changes in laws and regulations more easily than we can, which would adversely affect our competitive position. We may be unable to compete successfully in the future in developing our oil and gas wells, marketing any oil and gas we discover, attracting and retaining quality personnel and/or raising capital to commence drilling activities.

We are subject to complex governmental laws and regulations that may adversely affect the cost, manner or feasibility of doing business.

Our operations and facilities are subject to extensive federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, gas and oil, and operating safety, and protection of the environment, including those relating to air emissions, wastewater discharges, land use, storage and disposal of wastes and remediation of contaminated soil and groundwater. Future laws or regulations, any adverse changes in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may negatively affect our business, results of operations and financial condition. We may encounter unanticipated capital expenditures to comply with governmental laws and regulations, such as:

●	price control;
●	taxation;
●	lease permit restrictions;
●	drilling bonds and other financial responsibility requirements, such as plug and abandonment bonds;
●	spacing of wells;
●	unitization and pooling of properties;
●	safety precautions; and
●	permitting requirements.

Under these laws and regulations, we could be liable for:

●	personal injuries;
●	property and natural resource damages;
●	well reclamation costs, soil and groundwater remediation costs; and
●	governmental sanctions, such as fines and penalties.

Our operations could be significantly delayed or curtailed, and our cost of operations could significantly increase as a result of environmental safety and other regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be unable to obtain all necessary licenses, permits, approvals and certificates for proposed projects. Intricate and changing environmental and other regulatory requirements may require substantial expenditures to obtain and maintain permits. If a project fails to function as planned, for example, due to costly or changing requirements or local opposition, it may create expensive delays, extended periods of non-operation or significant loss of value in a project.

Environmental liabilities may expose us to significant costs and liabilities.

There is inherent risk of incurring significant environmental costs and liabilities in our gas and oil operations due to the potential handling of oil and gas and generated wastes, the occurrence of air emissions and water discharges from work-related activities and the legacy of pollution from historical industry operations and waste disposal practices. We may incur joint and several or strict liability under these environmental laws and regulations in connection with spills, leaks or releases of oil and gas wastes on, under or from our properties and facilities, many of which have been used for exploration, production or development activities for many years, oftentimes by third parties not under our control. Private parties, including the owners of properties upon which we conduct drilling and production activities as well as facilities where our oil and gas or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and may result in more stringent and costly waste handling, storage, transport, disposal or remediation requirements that could have a material adverse effect on our operations or financial position. We may be unable to recover some or any of these costs from insurance.

Risks Related To Our Management

We depend heavily on our management and we may be unable to replace them if we lose their services.

The loss of the services of one or more members of our management or our inability to attract, retain and maintain additional management could harm our business, financial condition, results of operations and future prospects.

Our operations and prospects depend in large part on the performance of our President, James Anderson, and our management team. We may be unable to find qualified replacements for them if their services are no longer available.

Because members of our management have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers have other business interests that take up a portion of their individual and professional time from our business. Currently, each director who is not an officer intends but is not obligated to devote a minimum of approximately ten (10) hours per week to the management of the Company.  Each of our officers are required to devote a minimum of thirty-five (35) hours per week to the management and operation of the Company. Accordingly, the personal interests of our officers and directors and those of the companies that they are affiliated with may come into conflict with our interests and those of our minority stockholders. We, as well as the other companies that our officers and directors are affiliated with, may present them with business opportunities, which are simultaneously desired. Additionally, we may compete with these other companies for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in our shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

Risks Related to Our Common Stock

Our current management holds significant control over our common stock, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in our control. Our officers, directors, and majority shareholder have employment contracts and board minutes calling for the issuance of 41,250,000 shares, of which 1,250,000 shares is for contractual compensation to the CEO Jim Anderson and 40,000,000 is for repayment of loans from the board of directors,  with 41,250,000 of these approved shares currently issued, or approximately 16% of our outstanding common stock. As a result of this substantial control of our common stock, our management will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144.

In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event will enable our securities to continue to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 250,000,000 shares of common stock. As of the date of this prospectus, we had 1,066,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 248,934,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our shareholders.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

This prospectus covers the offering of up to 1,066,000 shares of the Company’s common stock by the selling   shareholders. The Company has not entered into any agreement with any underwriter or market maker for the establishment of an active trading market for the securities subject to this registration statement, but may do so in the future. However, subsequent to this registration statement becoming effective (if at all), selling shareholders whose securities have been registered pursuant to this registration statement may sell some or all of their securities.

None of the selling shareholders have held any position or office or had a material relationship with the company and/or its predecessors and/or affiliates in any way in the three years preceding the filing of this registration statement, except for: Serpent Acquisitions LLC, which has performed consulting services for the Company pursuant to a consulting agreement filed as Exhibit 10.1 to the registration statement of which this prospectus is a part.

The Company believes, but cannot assure that the selling shareholders have sole voting and investment powers with respect to the securities indicated. The Company will not receive any proceeds from the sale (if any) of the securities by the selling shareholders.

All the selling shareholders purchased their shares in the Company from March 2012 through June 2014 except for Serpent Acquisitions LLC which obtained theirs are payment for the writing of the Company’s registration statement and of which are bring presented for registration in this registration statement. These selling shareholders purchased their shares from the Company pursuant to the private placement safe-harbor afforded by Rule 504 of Regulation D of the Securities Act of 1933, as amended. As of the date of this filing, although listed on the Company’s shareholder list, none of the selling shareholders have taken physical possession of their certificates nor had any shares electronically deposited in any brokerage or bank accounts. However, such selling shareholders may do so in the future. To the Company’s knowledge, No selling shareholders are in the business of underwriting, nor does the Company and/or any selling shareholder have any agreement or understanding, or otherwise to act as a statutory underwriter, as that term is defined in Section 2 (11) of the Securities Act of 1933. In addition, to the Company’s knowledge, none of the shareholders are broker-dealers or affiliates of broker-dealers.

	Shares Owned Before Offering	Percentage of Shares Owned	Shares Owned After Offering	Percentage of Shares Owned
1. JUDITH CAROLE GRANT *	2,000	0.0001	2,000	0.19%

2. JOHN STABLE *	2,000	0.0001	2,000	0.19%

3. SAM ALEXANDER *	180,000	0.0179	180,000	16.89%

4. JENNIFER ALEXANDER *	186,000	0.0185	186,000	17.45%

5. PETER MOORE *	2,000	0.0001	2,000	0.19%

6. ANDREW GRANT *	2,000	0.0001	2,000	0.19%

7. ROBERT GRANT *	2,000	0.0001	2,000	0.19%

8. ROBERT STARKY *	2,000	0.0001	2,000	0.19%

9. TONY ALEXANDER *	2,000	0.0001	2,000	0.19%

10. TRUDI MAYFIELD *	2,000	0.0001	2,000	0.19%

11. MICHAEL CHIERO	2,000	0.0001	2,000	0.19%

12. MATTHEW FRY	2,000	0.0001	2,000	0.19%

13. TINA CHIERO	2,000	0.0001	2,000	0.19%

14. RICHARD CHIERO	2,000	0.0001	2,000	0.19%

15. NICOLE BUEROSSE	2,000	0.0001	2,000	0.19%

16. MATTHEW SYMONDS SR.	2,000	0.0001	2,000	0.19%

17. MATTHEW SYMONDS JR.	1,000	0.00005	1,000	0.09%

18. LAURA SYMONDS	2,000	0.0001	2,000	0.19%

19. LARRY GLASSMAN	2,000	0.0001	2,000	0.19%

20. JOSHUA GLASSMAN	1,000	0.00005	1,000	0.09%

21. DANIEL GLASSMAN	1,000	0.00005	1,000	0.09%

22. JULIA GLASSMAN	1,000	0.00005	1,000	0.09%

23. SHELLY CONRAD	4,000	0.0002	4,000	0.38%

24. JUDITH GOLDSTEIN	2,000	0.0001	2,000	0.19%

25. GARY GOLDSTEIN	2,000	0.0001	2,000	0.19%

26. SCOTT GOLDSTEIN	60,000	0.006	60,000	5.63%

27. DR. THOMAS FRY	2,000	0.0001	2,000	0.19%

28. CHRISTOPHER FRY	1,000	0.00005	1,000	0.09%

29. VANESSA FRY ESQ.	2,000	0.0001	2,000	0.19%

30. DR. RICHARD MARGOLIN	2,000	0.0001	2,000	0.19%

31. DAN GLEASON	2,000	0.0001	2,000	0.19%

32. GAYLE ESKAMP	2,000	0.0001	2,000	0.19%

33. JILLIAN WARE	2,000	0.0001	2,000	0.19%

34. EYDIE GLASSMAN	2,000	0.0001	2,000	0.19%

35. JOSEPH FORRESTER	2,000	0.0001	2,000	0.19%

36. RYAN FORRESTER	1,000	0.00005	1,000	0.09%

37. LEAH FORRESTER	1,000	0.00005	1,000	0.09%

38. LANA FORRESTER	1,000	0.00005	1,000	0.09%

39. RACHEL DOLAN	2,000	0.0001	2,000	0.19%

40. SHAUN DOLAN SR.	2,000	0.0001	2,000	0.19%

41. SHAUN DOLAN JR.	1,000	0.00005	1,000	0.09%

42. AIDAN DOLAN	1,000	0.00005	1,000	0.09%

43. Certificate Voided	0	0	0

44. SERPENT ACQUISITIONS LLC	490,000	4.9000	490,000	45.97%

45.FRANK MANZO	40,000	0.002	40,000	3.75%

46. RICHARD LUCCHESI	40,000	0.002	40,000	3.75%

Notes:

●	* Are residents of Australia

●	Selling shareholders sharing the last name Alexander are related by blood and marriage

●	Selling shareholders sharing the last name Grant are related by blood and marriage.

●	Selling shareholders sharing the last name Glassman are the same family

●	Selling shareholders sharing the last name Goldstein are the same family

●	Selling shareholders sharing the last name Dolan are the same family

●	Selling shareholders sharing the last name Fry are the same family

●	Selling shareholders sharing the last name Symonds are the same family

●	Selling shareholders sharing the last name Chiero are the same family

Acquisition of Shares by Selling Shareholders

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common stock to be a limited one. We intend to seek coverage and publication of information regarding us in an accepted publication, which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is insufficient for the security to be listed in a recognized manual alone. The listing entry must contain (1) the names of our officers and directors, (2) our balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may be unable to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common shares are currently not quoted on any market. No market may ever develop for our common shares, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits our shareholders’ ability to resell their common shares.

The selling shareholders are offering up to 1,066,000 shares of common stock. The selling shareholders will offer their shares at $.001 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds of the sale of these securities. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without underwriter commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement. We have advised them that we will monitor our stock transfer records on a regular basis and will void any transaction they undertake in violation of this restriction.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay the entire fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when an investor places a market order to buy or sell a specific number of shares at the current market price, it is possible for the stock price to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

TRANSFER AGENT

Vintage Filing System

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND INSIDERS
The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are:

Name	Age	Position Held

James Anderson	61	CEO/Chairman of the Board of Directors
Vic Devlaeminck	65	CFO/ Chief Legal Counsel/ Member of the Board of Directors
J. Michael Hadwin	59	Member of the Board of Directors
Gerald Schiano	57	Member of the Board of Directors
Greg Smith	65	Founder/Insider & Consultant

Family Relationships and Other Matters

None.

Jim Anderson, CEO and Chairman of the Board (July 2011-Current) - Mr. Anderson graduated from University of Oregon in 1985 with a double degree in Business Management and Marketing. He worked for Sacred Heart Hospital in Eugene for 10 years (1976 to 1985) gradually moving up to Project Manager. Mr. Anderson created the Physician Services department in 1985. He started managing physician offices in 1986 until 1990. Mr. Anderson started consulting in 1990 with Jim Meador (a founding member of the Society of Professional Business Consultants) until he retired in 1995. Mr. Anderson took over the Company and worked as a consultant for the past 21 years. He has done several turnaround projects where Mr. Anderson took over an organization that was in distress and cleaned them up and hired a CEO or General Manager to take over. In the past 5 years, Mr. Anderson has had 3 larger projects that started with Universal Pain Management in Palmdale, California and then to two other projects Alpha Healthcare in New Jersey and Northstar Neurology in Bend, Oregon. Mr. Anderson has worked with Hospital Chains (Columbia/HCA, Tenet, Community Health Systems) and other national entities.

Vic Devlaeminck, CFO and Member of the Board of Directors (September 2012 – Current) - Mr. Devlaeminck has over 35 years of experience in accounting and tax compliance as well as nearly 30 years practicing tax and business law. Since 1993 he has maintained a dual private law and accounting practice specializing in tax and business matters under his own name.

He is a member of the Oregon and Washington State Bar Associations, Oregon Society of Certified Public Accountants and the American Association of Attorney-Certified Public Accountants.   In addition to being admitted to practice in the state courts of Oregon and Washington State, he   is also admitted to practice before the U.S. Tax Court and the U.S. District Court (Oregon) and is a licensed CPA in Oregon. Vic is focused on the corporate structuring, tax benefits and securities transactions within the scope of the oil & gas sector.

J. Michael Hadwin, Member of the Board Of Directors (October 2011 – Current) – Mr. Hadwin is an energy broker with Classic Energy LLC and highly regarded as a natural gas industry professional with over 20 years of experience in identifying trading risk exposure. Mr. Hadwin provides his skills and expertise to large producers, marketers, and hedge funds to help facilitate and implement the right trading strategy and trading vehicles for his clients. Some of his current clients include JP Morgan Ventures, Conoco Phillips Co., Chevron Natural Gas, Shell Natural Gas Corp., and Apache Corp. Mr. Hadwin’s vast knowledge base was obtained while holding various portfolio management and trading positions with TPC Corp, Associated Natural Gas (Duke), and NGC (Dynegy) along with various brokering positions throughout his career. Mr. Hadwin is a graduate of Louisiana Tech University with a bachelor in Business Management Psychology. He also holds a Masters in Human Resource Management from Louisiana Tech University. Michael lives in Spring, Texas with his wife and two sons’.

Gerald L. Schiano, Member of the Board of Directors (September 2012 – Current) - After graduating from Rhode Island College, Gerald began his career as an accountant in the construction industry. The rigors of construction accounting trained Gerald well for his next positions as cost accountant and then controller in the high technology sector. Gerald was later hired as Chief Financial Officer and then Chief Executive of a construction company involved in large public works projects. Later Gerald formed his own construction company that serviced similar projects. Gerald then used his entrepreneurial talent to develop oil fields in the Mid-West, eventually leveraging the experience into a publicly traded organization where Gerald served as the Chief Financial Officer. After merging that entity into a green solutions company Gerald began serving as the Managing Director of Liberty Hill Ventures. Within the venture community Gerald finds opportunities where his skill sets are best served.

Greg Smith, Consultant & Insider/Founder (August 2011 – Current)  – Mr. Greg Smith is a private investor with 40 years business experience in the steel fabrication, telecommunications, and transportation industries. He spent six years as QA Manager for a Nuclear Power Plant supplier originating and implementing quality control procedures, eight years in telecomm inventory management, and eight years controlling costs, inventory delivery, and quality control compliance in the food services industry. As a private investor he has pursued collaborative efforts in the oil and gas industry, seeking to match owners and capital investments.

Currently each member of the board of directors intends but is not obligated to devote a minimum of approximately ten (10) hours per week to the management of the Company. Officers are required to devote a minimum of thirty-five (35) hours per week to the management and operation of the Company. If an officer is a director as well then the higher amount of thirty-five (35) hours per week is required.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership, as of the date of this prospectus, of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (ii) each of our directors, each of our executive officers, and of our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  No one on the shareholder list has stock exceeding 4.9% of the shares. Only the table below with the name of beneficial owners that are also Company directors and officers have more than 5% of the outstanding common shares.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 3525 Sage Street, Suite 1416, Houston, Texas 77056.

Name of beneficial Owner	Amount of Beneficial Ownership	Percent of class
Jim Anderson-CEO/Director	1,250,000	12.6%
Vic Devlaeminck-CFO/Director	2,000,000	20.2%
Mike Hadwin-Director	40,000	*
Jerry Schiano-Director	40,000	*
All Directors and Executive Officers as a group (four persons)	3,330,000	32.9%
Greg Smith	5,500,000	55.7%

* Less than 1%.

We are not registering common shares held by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 1,066,000 shares of common stock outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus there are 1,066,000 shares of our common stock issued and outstanding held by 45 selling stockholders, including five Company affiliates and two individuals that received shares in exchange for their interests in the oil properties as contained in this registration statement and one shareholder that received shares in exchange for creating this registration statement.

Preferred Stock

None

Warrants

None

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

(i) the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
(ii) the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
(iii) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
(iv) the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

Anton & Chia LLP has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in its audit report. Anton & Chia LLP has presented its report with respect to our audited financial statements. The report of Anton & Chia LLP is included in reliance upon its authority as an expert in accounting and auditing.

Shares originally issued to Mr. Ouriel in the previous original registration of the Company as well as the amended versions 2 & 3 have been returned to the company under “unissued status”. To this date Mr. Ouriel does not have any shares of the company’s securities issued to himself or any entity under his control.

The legality of the shares offered under this registration statement is being passed upon by Vic Devlaeminck, Esq. Mr. Devlaeminck currently serves as our CFO, Chief Legal Counsel, a member of our Board of Directors and beneficial owner of over 10% of our outstanding shares of common stock .

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
DESCRIPTION OF BUSINESS

Generally, Amrose Oil Company will focus on low risk exploitation projects. Projects are first identified, evaluated, and then the Company will secure a third party operating or financial partner. Subject to overall availability of capital, our interest in large capital projects will be limited. The Company will attempt to diversify its portfolio so that not greater than 25-30% of its capital is allocated in particular projects, of which there can be no assurance.

An exception for a higher percentage would be acquisition of a producing property with positive cash flow or smaller investment opportunities. Each opportunity will be investigated on a stand-alone basis for both technical and financial merit. High risk exploration prospects are less favored than low risk exploration. The Company will, however, consider high risk-high reward exploration in connection with exploitation opportunities in a project that would reduce the overall project economic risk.

The Company will consider such projects on their individual merits, and we expect them to be a minor part of the Company's overall portfolio.

The Company will be actively seeking quality new investment opportunities to sustain its growth, and we believe the Company will have access to many new projects. The sources of these opportunities will vary but all will be evaluated with the same criteria of technical and economic factors. With a focus on exploitation rather than higher risk exploration projects, it is expected that projects will come from the many small producers who find themselves underfunded or over-extended and therefore vulnerable to price volatility. The financial ability to respond quickly to opportunities will ensure a continuous stream of projects and will enable the Company to negotiate from a stronger position to enhance value.

With emphasis on acquisitions and development strategies, the types of projects in which the Company will be involved vary from increased production due to simple re-engineering of existing wellbores to step-out drilling, drilling horizontally, and extensions of known fields.

Recompletion of existing wellbores in new zones, development of deeper zones and detailing of structure and stratigraphic traps with three-dimensional seismic and utilization of new technologies will all be part of the Company's anticipated program. The Company's preferred type of projects are in-fills to existing production with nearly immediate cash flow and/or adjacent or on trend to existing production. The Company will prefer projects with moderate to low risk, unrecognized upside potential and geographic diversity

The Organization

The Company was incorporated under the laws of the State of Nevada in August 2011. We are a development stage Energy Company that is engaged in the acquisition, exploration, exploitation, and/or development of oil and natural gas properties in the United States.

The Company's corporate offices are located at 3525 Sage Rd Suite 1416, Houston, Texas 77056. Our business model is to focus on drilling and working interest programs within the United States that have a short window of payback, a high internal rate of return and proven and bookable reserves.

The Company is an independent oil and natural gas company that intends to actively pursue the application of proprietary enhanced oil recovery techniques to increase production and recoverable reserves at existing oil producing properties. The Company has secured these technologies from third parties as well as financed the testing and implementation of one such proprietary technology through a cooperation agreement with an established US oil service company.

The purpose of securing multiple technologies is to capitalize on the individual limitations and requirements of each well being treated. The Company’s primary focus is crude oil production and our target acquisitions are onshore North American properties.
The focus on domestic, mature oil fields eliminates exploration risks and recognizes the preferred investment profile of investors and funding groups. The use of enhanced oil recovery technologies includes surfactant/fracturing stimulation, surfactant-polymer technology, and water-flooding methods.

The Company has set out to secure those opportunities that will produce revenues and positive cash flows within the shortest period of time following investment. Today’s higher oil and gas prices have essentially made the acquisition of marginal oil wells a potentially valuable proposition, and enhanced oil recovery operations a very lucrative and attractive business opportunity within the Oil and Gas sector.

Mission

The mission of the Company is to acquire marginal oil wells, otherwise known as “Stripper Wells”, and apply enhanced oil recovery technologies to significantly increase existing production.

The Company’s vision is to create added value to existing marginal oil wells through the application of its proprietary technologies, thus developing untapped reserves and exploiting potentially undervalued oil properties. The Company is hoping to see marginally recoverable wells with extraction using oil industry standard extraction methodologies with the hope that these wells may contain part of the original oil reserves in place (OOIP). If   the Company fails to locate and extract oil from these types of wells or there isn't enough oil left in place from the close of previous operations, you could lose your investment. This targeted market has marginal or non-producing wells due to:

●	Neglect;
●	Small, independent owners lacking resources
●	Financial inability of owners to invest in rehabilitation;

●	Lack of access or knowledge of new technologies;
●	Desire to exit give current market price of oil;
●	Other reasons specific to each lease.

For the above reasons, marginal oil wells and leases can and will be purchased at attractive discounts to market value, allowing investors the opportunity for significant returns.

In addition to generating revenues from producing wells, management strongly believes that relevant incremental production can be generated from drilling a number of additional new wells. The directive would be to reinvest a portion (up to 10%) of net cash flows from operations in these drilling programs, as determined by management, and expanded based upon the results generated. Due to the massive fragmentation of the Marginal Oil Well market, our aggressive acquisition pace will afford the Company much efficiency and opportunities due to economies of scale. This strategy of consolidation will result in an increased efficient operation.

Company’s Key Attributes

Experienced People - The Company is building on the expertise and experiences of a core team of management and advisors and will align with high quality vendor partners.

Project Focus - The Company is focusing on exploitation and low risk exploration projects to reduce risk by pursuing resources where commercial production has already been established but where opportunity for additional and nearby development is indicated.

Lower Cost Structure - The Company will attempt to maintain the lowest possible cost structure, enabling the greatest margins and providing opportunities for investment that would not be feasible for higher cost competitors for lower-risk, valuable projects.

Limit Capital Risks - Only enough capital exposure is planned initially to add value to a project and determine its economic viability. Projects are staged and have options before additional capital is invested. The Company will limit its exposure in any one project by participating at reduced working interest levels, thereby being able to diversify with limited capital. Management has experience in successfully managing risks of projects, finance, and value.

Partnering for Excellence - Partnering with highly select and experienced vendors provides ongoing access to external perspectives, new project opportunities, specialization, networks, operations support, and the ability to test continuously for more effective and cost efficient services

Industry and Economic Factors

We will face many factors inherent in the oil and gas industry, including widely fluctuating oil and gas prices. Historically, oil and gas markets have been cyclical and volatile, with future price movements difficult to predict. While revenues will be a function of both production and prices, wide swings in prices will have the greatest impact on results of operations.

Operations in the oil and gas industry entail significant complexities. Our oil and gas properties have past histories of production even though production ceased prior to our obtaining any interest in the non-productive properties. The production records can serve as the basis for evaluation of potential future production using new technologies; however, such evaluation is difficult if not impossible to determine conclusively the amount of oil and gas, the cost of development, or the rate at which oil and gas may be produced.

Market for Oil and Gas Production

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and, with the exception of gas, all producers in a producing region will receive the same price. Purchasers or gatherers will typically purchase all crude oil offered for sale at posted field prices, which are adjusted for quality difference from the “Benchmark”. We have not determined a benchmark price and will not do so unless we locate reserves. Further, until we know the quality of any reserves we locate we cannot establish a benchmark price. If we locate reserves oil and/or gas will be pumped from wells and stored in tanks at the well site where the purchaser normally will pick up the oil, but in some instances there may be deductions for transportation from the well head to the sales point.

If we do locate oil and/or gas, it will be gathered through connections between gas wells and pipeline transmission systems that may already be in place to carry the oil and gas from the field reserves where located or by storing it onsite in large containers placed at each drill location. We would then hold the oil/gas until such time a local oil well service company can come and pick it up and sell it at market.. Currently we do not have any storage containers or pipeline transmission systems or any method of holding the oil or gas but intend to obtain what is needed based on a case by case basis. There is no standard set price for oil and natural gas as the prices fluctuate daily as well as with the season’s thus making pricing volatile worldwide.

Customers

We presently do not have customers for any oil and/or gas that we may produce.

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes, all of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we have. Consequently, they have greater leverage to use in hiring personnel, brand name recognition and marketing oil and gas. Accordingly, a high degree of competition in these areas will continue.

Governmental Regulation

The production and sale of oil and gas is subject to regulation by state, federal, and local authorities. In most areas, there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and enact rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates.

The sale of liquid oil and gas is subject to federal regulation under the Energy Policy and Conservation Act of 1975, which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be again imposed in the future but when, if ever, such re-imposition might occur and the effect thereof on us cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that we may in the future discover significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulations because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our potential profitability.

Transportation

There are no material permits or licenses required beyond those currently held by us or incident to our operations.

We can make sales of oil, natural gas and condensate at market prices, which are not subject to price controls at this time. The price that we receive from the sale of any oil and gas we locate, if any, is affected by our ability to transport and the cost of transporting these products to market. Under applicable laws, FERC regulates the construction of natural gas pipeline facilities, and the rates for transportation of these products in interstate commerce.

Effective as of January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser.

Regulation of Drilling and Production

Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern the:

●	amounts and types of substances and materials that may be released into the environment;
●	discharge and disposition of waste materials;
●	reclamation and abandonment of wells and facility sites; and
●	remediation of contaminated sites.

In order to comply with these statutes and regulations, we are required to obtain permits for drilling operations, drilling bonds, and reports concerning operations. Kentucky laws contain provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, and the regulation of the spacing, plugging, and abandonment of wells.

Environmental Regulations

Our operations are affected by the various state, local and federal environmental laws and regulations, including the Oil Pollution Act of 1990, Federal Water Pollution Control Act, and Toxic Substances Control Act. The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liabilities on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose cleanup liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

Generally, environmental laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

●	drilling;
●	development and production operations;
●	activities in connection with storage and transportation of oil and oil and gas; and
●	use of facilities for treating, processing or otherwise handling oil and gas and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall business costs, which are difficult to determine. Such areas affected include:

●	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water;
●
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes; and

●	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug, and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on operations.

However, we do not believe that changes to these regulations will have a significant negative impact on the development of our oil and gas properties. .Any discharge of oil and gas into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the cleanup of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against environmental liabilities.

Research and Development

We have not spent any funds on research and development.

Employees

We currently have two part-time employees who are our officers and directors. We intend to retain the services of prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements. We do not intend to hire a qualified geologist at this time.
Executive Offices

Our executive offices are currently located at 3525 Sage Road Suite 1416 Houston, Texas 77056 and our telephone number is 713-280-5173.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Proprietary Rights

We do not have any proprietary rights.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Statements that are not statements of historical fact may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Generally, the Company will focus on low risk exploitation projects. Projects are first identified, evaluated, and then the Company will secure a third party operating or financial partner. Subject to overall availability of capital, our interest in large capital projects will be limited. The Company will attempt to diversify its portfolio so that not greater than 25-30% of its capital is allocated in particular project, of which there can be no assurance. An exception for a higher percentage would be acquisition of a producing property with positive cash flow or smaller investment opportunities. Each opportunity will be investigated on a stand-alone basis for both technical and financial merit. High risk exploration prospects are less favored than low risk exploration.

 The Company will, however, consider high risk-high reward exploration in connection with exploitation opportunities in a project that would reduce the overall project economic risk. The Company will consider such projects on their individual merits, and we expect them to be a minor part of the Company's overall portfolio. The Company will be actively seeking quality new investment opportunities to sustain its growth, and we believe the Company will have access to many new projects. The sources of these opportunities will vary but all will be evaluated with the same criteria of technical and economic factors. With a focus on exploitation rather than higher risk exploration projects, it is expected that projects will come from the many small producers who find themselves underfunded or over-extended and therefore vulnerable to price volatility. The financial ability to respond quickly to opportunities will ensure a continuous stream of projects and will enable the Company to negotiate from a stronger position to enhance value.

With emphasis on acquisitions and development strategies, the types of projects in which the Company will be involved vary from increased production due to simple re-engineering of existing wellbores to step-out drilling, drilling horizontally, and extensions of known fields. Recompletion of existing wellbores in new zones, development of deeper zones and detailing of structure and stratigraphic traps with three-dimensional seismic and utilization of new technologies will all be part of the Company's anticipated program. The Company's preferred type of projects are in-fills to existing production with nearly immediate cash flow and/or adjacent or on trend to existing production. The Company will prefer projects with moderate to low risk, unrecognized upside potential and geographic diversity.

FUTURE EXPANSION

The Company expects to expand in the United States as long as opportunities and financing afford themselves. AMROSE’s planned use of funds over the next three years on a raise of sufficient capital would include:

1.	Acquisition and development

Expand operations to acquire, refurbish and treat about 500 stripper wells. The model indicates the cost of acquisition of oil and gas properties that would provide a portfolio of 500 wells would be around $4.3 million with a further $4 million required for refurbishment. Internally generated cash flows would supplement the financing provided by third parties.

2.	New well drilling

Most properties are not fully developed and provide the opportunity for the drilling of new wells.

3.	Acquisition of turnkey leases

Leases in other regions are available for immediate acquisition with staff in place.

Acquired leases typically cost between $300k to $1.5 million each. Many additional opportunities exist in the United States, and the Company will look for good opportunities in other countries where risk and return make a good case for investment. AMROSE will focus on its core business and expand operations over a period of time, with the goal of increasing cash flow and profitability over the next three years.

Goals

Research indicates significant acquisition opportunities will continue to exist primarily because the major energy companies and large independents continue to focus their attention and resources toward the discovery and development of large fields. During the past several years, the major companies have been divesting themselves of their mature oilfields.

FINANCIALS

Our cash balance was $ 102 as of June 30, 2014 . We are presently funding our operations with loans from our management as agreed verbally by our management. We believe our cash balance is insufficient to fund our operations beyond two months’ time. We have an accumulated deficit of approximately $22,442 from inception to December 31, 2013 and $46,950 from inception to June 30, 2014, and do not have significant cash or other material assets, nor do we have operations or a source of revenue sufficient to cover our operating costs, which would allow us to continue as a going concern. Our continued operations are dependent upon generating revenues and profits from operations and raising sufficient capital through placement of our common stock or issuance of debt securities, which would enable us to carry out our business plan. Until we generate revenues or are able to raise capital, we anticipate funding our operations through management loans as agreed verbally by our management. If we do not generate sufficient operating cash flow and our management does not loan us the funds, and if we are unable to obtain alternative debt or equity financing, we may have to suspend or cease operations.

In the event we do not generate sufficient funds from revenues or financing through the issuance of our common stock or from debt financing, we may be unable to fully implement our business plan and pay our obligations as they become due, any of which circumstances would have a material adverse effect on our business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

We cannot satisfy our cash requirements for the 12 months following without receiving additional capital. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. We may require additional funding to proceed with drilling; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to begin drilling activities. If we need additional cash and cannot raise funds needed, we will be unable to commence drilling of our wells until such time as we receive required capital.

Our operations will be limited due to the limited amount of capital currently available to us. In the next twelve months, if we receive funding in the amount of $500,000- $1,000,000:

In the first and second months after financing, we plan to acquire the necessary equipment to begin drilling operations. During the first and second month we plan to acquire necessary quantities of tangible equipment including casing, tubing, meters, and wellheads. We also plan to obtain necessary permits for drilling including surveying, well location building, and bonding of the wells.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

We account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior oil and gas companies.

EXISTING NON-OPERATING OIL LEASE (CURRENT PROJECTS)

1.
A 50% interest in various non-operated working interests in the wellbores of the Champion 320-1, 320-2 and 320-3 located in the Augustin Viesca Survey, A-77,Polk County, Texas which is operated by Old Pine Energy Corp. of Austin, Texas. These wells are currently closed and non-operating.

2.
A 50% interest in a 0.03125% Overriding Royalty Interest in the Wohl 9-2 located in Section 9-T14N-R19W, Custer County, Oklahoma. Operated by Chesapeake Operating, Inc. of Oklahoma City, Oklahoma. These wells are currently closed and non-operating.

3.
A 50% interest in a non-operated working interest of 17.71739% (NRI:14.17391%) in the wellbore of the Cantey B #1 well located in the SW/4 of Section 30, Block 2, T&P RR Co. Survey, A-1881, Palo Pinto County, Texas. Operated by Dynamic Production, Inc. of Fort Worth, Texas. These wells are currently closed and non-operating.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, there have been no transactions and there are no currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

On April 30th, 2012 Serpent Acquisitions LLC, signed an agreement with Amrose Oil Corporation to provide services in the creation & filing of the Company’s registration statement as well as to provide for all fees that may be required for same. For providing this service, Serpent Acquisitions LLC will be given the sum of 490,000 shares of common shares representing 4.9% of the initial issued capital of the Issuer as well as a 3% share of gross profits of the Company. In addition, Serpent Acquisitions LLC is entitled to 3% of our gross profits, paid on a quarterly basis, subject to our right to repurchase half of such 3% interest for an amount not exceeding $200,000.  The foregoing summary is qualified in its entirety by reference to the text of our agreement with Serpent Acquisitions, LLC, which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. The Board has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, none of our current Board members are independent.

The Company does not believe that Item 404 of Regulation S-K (17 CFR 229.404) applies to the transactions contemplated by the agreements filed as exhibits 10.2 and 10.3 of the registration statement, since the amounts involved do not exceed $120,000.

Relevant Securities Act Exemption:

CEO Anderson and other officers/directors: Section 4(2) private offering exemption under the Securities Act of 1933, as amended.

Serpent Acquisitions LLC , and all other shareholders between March-August 2012- Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Consideration Received

Offering to CEO and officers and directors - no monetary consideration was received by the Company & all consideration received was in the form of services rendered and/or to be rendered.

Offering to Serpent Acquisitions LLC: no monetary consideration received by the Company. Consideration received by the Company with respect to Serpent Acquisitions LLC were the consulting services set forth in a consulting agreement dated April 30, 2012 between the Company and Serpent Acquisitions LLC which is filed as Exhibit 10.1 to this registration statement. Any and all monies paid on behalf of Amrose and by Serpent Acquisitions LLC was as per agreement listed in this registration statement. No monetary consideration was given by Serpent Acquisitions LLC to the Company for any other reason than expressly listed in the engagement letter/agreement between the parties.

March-August Shareholders: Total consideration received by the Company from these investors was $496 in the form of a subscription receivable.

Use of Proceeds

Anderson, et. al: N/A
Serpent Acquisitions LLC
March 2012- June 30, 2014 Shareholders/Investors: General purposes used in the course of everyday business.

There were no underwriters used in any of the unregistered offerings set forth above.

Since its inception in or about August, 2011 to the present, the Company has sold the following unregistered securities, all of which consist of a single class of common stock:

Name	Title			Stock Issued					Total

Subscribers (49)*	N/A	N/A	N/A	1,066,000	N/A	N/A	N/A	N/A	1,066,000

TOTAL SHARES SOLD AS SUBSCRIPTION									1,066,000

All directors were not issued shares in 2012 including Gerald Schiano and J. Michael Hadwin.

Gerald Schiano and J. Michael Hadwin were not issued shares in October 2012 when they became a members of the Board of Directors, thus replacing the position(s) left open by the resignation of Mr. Justin Fowler and Karl Osterbuhr in and around that same time. All shares issued to Mr. Justin Fowler and Karl Osterbuhr (50,000 shares each) have been returned to the Company upon the acceptance of each resignation. These resignations were accepted from Mr. Fowler and Mr. Osterbuhr on September 17th 2012 and became effective immediately.

The 1,066,000 shares listed above on the line showing “Subscribers (45)” includes 490,000 shares issued for work provided by Serpent Acquisitions LLC. All 1,066,000 shares were issued between March 2012 and June 30, 2014.

Greg Smith is not represented in this table, but the Company has agreed to issue him 5,500,000 shares as he is the founder and a consultant for Amrose. The Company has a consulting agreement with Greg Smith (and/or his company name of Petro Lucrum) on file and is one of the exhibits in this registration statement. Greg Smith is not on the board of directors but is considered a company insider and the shares issued to Mr. Smith will be restricted pursuant to Rule 144 of the Securities Act of 1933.

Common stocks. For each class of common shares state, on the face of the balance sheet, the number  of shares issued or outstanding, as appropriate (see § 210.4-07), and the dollar amount thereof.  If convertible, this fact should be indicated on the face of the balance sheet. For each class of common shares state, on the face of the balance sheet or in a note, the title of the issue, the number of shares authorized, and, if convertible, the basis of conversion (see also § 210.4-08(d)).  Show also the dollar amount of any common shares subscribed but unissued, and show the deduction of subscriptions receivable therefrom. Show in a note or statement the changes in each class of common shares for each period for which an income statement is required to be filed.

Pursuant to Rule 5-03(21) of Regulation S-X, there have been no earnings per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will be unable to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

●
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock.

Sales of our common stock under Rule 144

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

None of our common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months and persons who are affiliates must file a Form 144 with the SEC prior to sale, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices of our common stock will be reduced.

Shareholders

As of the date of filing this Prospectus, we have 45 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board. There is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC, even though we are no longer required to do so under Section 15(d), and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our securities continue to be able to be quoted on the OTC Bulletin Board. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million; however, we voluntarily intend to do so if we are no longer obligated to file reports under Section 15(d).

Where You Can Find Additional Information

We have filed with the Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our five most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the short-year ended December 31, 2013 and the six months ended June 30, 2014.

Name	Title	Salary	Bonus	Stock Awards	Option awards	Non-Equity Incentive Plan Compensation	Non-Qualified compensation	All other compensation	Total
Jim Anderson	CEO/DIR	N/A	N/A	(1) 0	N/A	N/A	N/A	N/A	0
Vic Devlaeminck	CFO/DIR	N/A	N/A	(2) 0	N/A	N/A	N/A	N/A	0
J. Michael Hadwin	DIR	N/A	N/A	(3) 0	N/A	N/A	N/A	N/A	0
Gerald L. Schiano	DIR	N/A	N/A	(3) 0	N/A	N/A	N/A	N/A	0

(1)
Jim Anderson has an employment contract calling for the issuance of 1,250,000 shares and the board of directors has approved as repayment of loans to the Company the issuance of 39,000,000 shares.  As of the date of this filing the shares have not been issued.

(2)
Vic Devlaeminck has an employment contract calling for the issuance of 2,000,000 shares and the board of directors has approved as repayment of debt the issuance of 1,000,000 shares.  As of the date of this filing the shares have not been issued.

(3)	J. Michael Hadwin and Gerald L. Schiano are on the board of directors and have been awarded 40,000 shares each, as of the date of this filing the shares have not been issued

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of June 30, 2014 and December 31, 2013.

OUTSTANDING EQUITY AWARDS AT SIX MONTHS ENDED JUNE 30, 2014 AND FISCAL YEAR-END DECEMBER 31, 2013

	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James Anderson	0	0	0	0	0	0	0	0
Vic Devlaeminck	0	0	0	0	0	0	0	0
Gerald Schiano	0	0	0	0	0	0	0	0
J. Michael Hadwin	0	0	0	0	0	0	0	0

Board of Directors

Director Compensation

	Fees			Non-equity	Nonqualified
	Earned			Incentive	deferred
	or paid	Stock	Option	plan	compensation	All other
	in cash	awards	awards	compensation	earnings	compensation	Total
Name Year	($)	($)	($)	($)	($)	($)	($)

James Anderson	0	0	0	0	0	0	0
Vic Devlaeminck	0	0	0	0	0	0	0
Gerald Schiano	0	0	0	0	0	0	0
J. Michael Hadwin	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The letter below that has been obtained by the Company from Silberstein Ungar, PLLC provides explanation why the Company needed to change auditors from Silberstein Ungar, PLLC to Anton and Chia in or around March 24, 2014. This letter is also included in Exhibit 16.1 .

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

October 23, 2014

Mr. Jim Anderson, CEO
Amrose Oil Company, Inc.

Sent via email

Dear Jim:

Following is my recollection of the reasons why the relationship between my CPA firm and Amrose Oil terminated in March 2014:

In early March 2014, Silberstein Ungar, PLLC ("SU") was in merger talks with another CPA firm (KLJ & Associates, LLP), and KLJ had indicated to SU that they had little oil and gas experience and there may be certain SU clients that it they did not want to acquire. SU had started the Amrose 12/31/13 audit but had not completed it yet, and both you (Amrose CEO) and I (SU managing member) were unable to agree on a reasonable time period to completion, so both sides determined that it was best to disassociate with the other, and SU resigned on March 3, 2014 and issued Amrose a partial refund of the fees that had been paid.

Let me know if you have any questions or need any additional information.

Best Wishes,

Ronald N. Silberstein

Ronald N. Silberstein, CPA

Silberstein Ungar, PLLC

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Vic Devlaeminck, Esq. our CFO, Chief Legal Counsel, a member of our Board of Directors and beneficial owner of over 10% of our outstanding shares of common stock.

amrose oil company, inc.

Financial Statements
Six Months ended
June 30, 2014
And
for the Years Ended
December 31, 2013 and 2012

C O N T E N T S

Report of Independent Registered Public Accountants	F-1-F-2
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Stockholders Deficit	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7-F-15

ANTON & CHIA

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Amrose Oil Company, Inc.

We have audited the accompanying balance sheets of Amrose Oil Company, Inc. (the "Company") as of December 31, 2013 and 2012, and the related statement of operations, changes in stockholders' deficit and cash flows for the years then ended December 31, 2013 and 2012 and for the period from August 10, 2011 (inception) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amrose Oil Company, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced recurring operating losses and negative cash flows since inception and has financed its working capital requirements through advances from officers and a shareholder. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California
October 30, 2014

ANTON & CHIA

CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amrose Oil Company Inc.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 Amendment No. 3 of our report dated October 30, 2014, relating to our audits of the balance sheets of Amrose Oil Company, Inc. as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders' (deficit) and cash flows for the years then ended. Our report dated October 30, 2014, related to these financial statements, included an emphasis paragraph regarding an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

October 30, 2014

3501 Jamboree Road, Suite 540, Newport Beach, CA 92660 Tel. 949.769.8905 Fax: 949.623.9885 info@ancsecservices.com

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Balance Sheets

	(Unaudited)	(Audited)	(Audited)
	June 30,	December 31,	December 31,
	2014	2013	2012

ASSETS

Current Assets
Cash and cash equivalents	$102	$-	$46
Prepaid services	-	-	570

Total assets	$102	$-	$616

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Bank overdraft	$-	$25	$-
Accounts payable	1,885	1,885	1,885
Loans from officers	40,847	16,212	4,496
Loans from shareholders	3,750	3,750	3,750

Total liabilities	46,482	21,872	10,131

Stockholders' Deficit
Common stock, 250,000,000 shares authorized,
par value $.001; 1,066,000 shares issued and outstanding
at June 30, 2014, December 31, 2013 and December 31, 2012	1,066	1,066	1,066
Subscription receivable	(496)	(496)	(496)
Deficit accumulated during the development stage	(46,950)	(22,442)	(10,085)
Total Stockholders' deficit	(46,380)	(21,872)	(9,515)

Total Liabilities and Stockholders' Deficit	$102	$-	$616

The accompanying notes are an integral part of these financial statements

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statements of Operations
For the Year Ended December 31, 2012 and
the Initial Period From August 10, 2011 to December 31, 2011 and
For the Period From August 10, 2011 (inception) to December 31, 2012

					(Unaudited)
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	From Inception
	Six Months	Six Months	Twelve Months	Twelve Months	August 10, 2011
	Ended	Ended	Ended	Ended	Through
	June 30,	June 30,	Dec. 31,	Dec. 31,	June 30,
	2014	2013	2013	2012	2014

Revenue	$-	$-	$-	$-

Operating Expenses
General and administrative	24,508	10,295	12,246	8,582	46,854
Travel and entertainment	-	111	111	85	197

Total Operating Expenses	24,508	10,406	12,357	8,667	47,051

Loss from Operations	(24,508)	(10,406)	(12,357)	(8,667)	(47,051)

Provision for income taxes	-	-	-	-	-

Net Loss	$(24,508)	$10,406	$(12,357)	$(8,667)	$(47,051)

Basic and diluted net loss per share	$(0.02)	$(0.01)	$(0.01)	$(0.01)	$(0.04)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	1,066,000	1,066,000	1,066,000	1,014,571	1,066,000

See accompanying notes to financial statements

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Stockholders' Deficit
For The Period From August 10, 2011 (Inception) To
December 31, 2012

					Deficit
					Accumulated	Total
	Common Stock		Subscription	Paid-in	in Development	Stockholders'
	Shares	Amount	Receivable	Capital	Stage	Deficit

Inception, August 10, 2011	$-	$-		$-	$-	$-

Net Loss					(1,418)	(1,418)
Balances - December 31, 2011 (Audited)	-	$-	$-	$-	$(1,418)	$(1,418)

Shares issued for services	570,000	570		-	-	570
Shares issued on subscription receivable	496,000	496	(496)			-
Net loss	-	-		-	(8,667)	(8,667)
Balance - December 31, 2012 (Audited)	1,066,000	$1,066	$(496)	$-	$(10,085)	$(9,515)

Net loss					(12,356)	(12,356)
Balance - December 31, 2013 (Audited)	1,066,000	$1,066	$(496)	$-	$(22,442)	$(21,872)

Net loss				-	(24,508)	(24,508)
Balance - June 30, 2014 (Unaudited)	1,066,000	$1,066	$(496)	$-	$(46,950)	$(46,380)

See accompanying notes to financial statements

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statements of Cash Flows
For the Year Ended December 31, 2012 and the Initial Period From August 10, 2011 to December 31, 2011
For the Period From August 10, 2011 (Inception) to December 31, 2012

					(Unaudited)
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	From Inception
	Six Months	Six Months	Year	Year	August 10, 2011
	Ended	Ended	Ended	Ended	Through
	June 30,	June 30,	Dec. 31,	Dec. 31,	June 30,
	2014	2013	2013	2012	2014
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(24,508)	$(10,406)	$(12,357)	$(8,667)	$(47,051)
Increase in prepaid expenses			570	(570)	-
Increase in stock subsciptions receivable			-	(496)	(500)
Increase in accounts payable			-	1,885	1,885
Net cash used in operating activities	(24,508)	(10,406)	(11,787)	(7,848)	(45,666)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuances			-	1,066	1,170
Shareholder loans	24,635	10,527	-	3,750	3,750
Loan from officer			11,716	3,078	40,848
Net cash provided by financing activities	24,635	10,527	11,716	7,894	45,768

NET INCREASE (DECREASE) IN CASH	127	121	(71)	46	102

Cash at beginning of period	(25)	46	46	-	-
Cash at end of period	$102	$167	$(25)	$46	$102

Supplemental Disclosures of Cash flow information:
Cash paid for interest	$-		$-	$-	$-

Cash paid for taxes	$-		$-	$-	$-

Non Cash Financing Activities
Common shares issued for services	$-	$570.00	$-	$570.00	$570.00

See accompanying notes to financial statements

AMROSE OIL COMPANY, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 1-NATURE OF OPERATIONS

Amrose Oil Company, Inc. (‘the Company”) was incorporated in the state of Nevada on August 10, 2011.  The Company was formed to acquire and manage oil and gas properties in the United States with the goal of achieving a positive revenue stream and a solid asset base to achieve maximum growth of shareholder value while minimizing liabilities.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our financial statements requires us to make estimates and assumptions that affect, among other areas, the reported amounts of trade receivable reserves and inventory reserves, impairment of long-lived assets, and recoverability of deferred tax assets. These estimates and assumptions also impact revenues, expenses and the disclosures in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.   The Company did not have cash equivalents as of June 30, 2014 and December 31, 2013 and 2012.

Fair Value of Financial Instruments

In accordance with Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement and Disclosure, the Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures.

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Company bases fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When observable market prices and data are not readily available, significant management judgment often is necessary to estimate fair value.

In those cases, different assumptions could result in significant changes in valuation and may not be realize in an actual sale.  Additionally, there may be inherent weaknesses in any calculation technique and changes in the underlying assumptions used, including discount rates, and expected cash flows could significantly affect the results of current or future values.

For certain financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. In the case of the notes payable, the interest rate on the notes approximates the market rate of interest for similar borrowings. Consequently the carrying value of the notes payable also approximates the fair value. It is not practicable to estimate the fair value of the related party notes payable due to the relationship of the counter party.

All assets of the Company are considered Level 1 type assets.

Share-Based Payment

The Company follows ASC 718, Share Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains services in share based payment transactions. ASC 718 requires entities to measure the cost of services received in exchange equity instruments, including stock options and warrants, based on the grant date fair value of the award and to recognize it as compensation expense over the period services are to be provided, usually the vesting period.

The fair value of options is calculated using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions. As such, the values derived from using that model can differ significantly from other methods of valuing the Company’s share based payment arrangements. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise,

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

which greatly calculated values.  These factors could change in the future, affecting the determination of share based payment expense in future period.

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the expected life of the warrant is estimated by considering the contractual term of the warrant, the vesting period and the expected exercise price. (2) The expected stock price volatility of the underlying shares over the expected term is based upon historical share price data. (3) The risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms. (4) Expected dividends are based on historical dividend data and expected future dividend activity.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

In July 2006, the FASB issued guidance that clarified the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized.  The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The Company had no material uncertain tax positions at June 30, 2014 and 2013, and December 31, 2013 and 2012.

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and judgments that affect the amounts reported in our financial statements and the accompanying notes.  The accounting estimates that require our significant, difficult, and subjective judgments include:

●	the assessment of recoverability of long lived assets; and
●	the valuation and recognition of share-based compensation.
●	The actual results that we experience may differ materially from our estimates.

New Accounting Pronouncements

Management is in the process of reviewing the new accounting pronouncements issued or effective during the year and has not yet determined, if any, is expected to have a material impact on the financial statements.

Revenue Recognition

The Company had no revenue during the six months ended June 30, 2014 and 2013, and the years ended December 31, 2013 and 2012.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations.

AMROSE OIL COMPANY, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For

The Period From August 10, 2011 (Inception) To June 30, 2014
NOTE 3 – GOING CONCERN, continued

.  The Company has an accumulated deficit during the development stage of approximately $46,950 as of June 30, 2014. The Company had a working capital deficit of approximately $46,380 as of June 30, 2014.  In addition, the Company has total shareholders’ deficit of approximately $46,380 as of June 30, 2014.  These factors, among others, raise substantial doubt as to its ability to continue as a going concern.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations.  During the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, the Company has been involved primarily with development of operations and applying to trade in the public market.  The Company has continued to organize and structure to meet the needs of shareholders and attract suitable financing.

To fund operations for the next twelve months, the Company projects a need for $750,000 that will have to be raised through debt or equity.

If the Company is unable to obtain adequate capital, it could be forced to cease operations.  Accordingly, the accompanying financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should be Company be unable to continue as a going concern.

NOTE 4 – PROFIT SHARING AGREEMENT

On April 30, 2012 Serpent Acquisitions LLC (“SERP”) signed an agreement with Amrose Oil Corporation to provide services in the creation and filing of the Company’s registration statement (Form S-1) as well as to provide for all fees that may be required for same.

For providing this service, SERP  was given 490,000 shares of  Amrose common shares representing 4.9% of the issued  and outstanding common stock of the issuer the right to register the shares in any registration statement Amrose files with the Commission (as here), and a 3% share of gross profits of the Company.

AMROSE OIL COMPANY, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 4 – PROFIT SHARING AGREEMENT, continued

PROFIT SHARE - SERP will be entitled to a 3% share in gross profits.

(i) Such profit share to be paid on a quarterly basis, based on the Company’s audited gross profit. Such payment to be made no later than 30 days after the issue of such audited results.

(ii) The issuer, Amrose will have a right to purchase 50% of such profit share, for an amount not exceeding, $200,000.

(iii) In exercising such rights Amrose will be required to advise SERP of its intention of such action in writing, giving 30 days’ notice.

(iv) The effective date for such repurchase will be the date of “issue of notice”, regardless if this coincides with pending results. The issue of such notice being solely at the discretion of Amrose management.

(v) The parties agree to act in good faith in regard to this “profit share”, insofar as they may from time to time mutually agree to change the terms and conditions of such “profit share”. Any such changes should be reduced to writing after having been agreed to by both parties.

(vi) The parties agree that should a dispute arise regarding section B hereto, they both irrevocable bind themselves to independent arbitration, as granted in the state of Nevada.

NOTE 5 – LEASEHOLD

The Company acquired an oil and gas leasehold interest paid for solely by issuance of Company common stock in 2012.  A total of 80,000 shares of common stock were issued for this acquisition of leasehold interest with a value of $80 computed using the par value of $.001 per share.  At December 31, 2012, the leasehold interests were in a non-operating status; and the Company recorded an impairment provision of $80.  The net book value for the leasehold interest is zero as of December 31, 2013.

NOTE 6 –NOTES PAYABLE- RELATED PARTY

At June 30, 2014, December 31, 2013 and 2012, the balance of loans from corporate officers was 40,847, $16,212 and $4,496, respectively.  The balance of loans from shareholders was $3,750 at June 30, 2014, and December 31, 2013 and 2012.   They are demand loans, with no interest and no due date, but due upon demand.

AMROSE OIL COMPANY, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 7 – INCOME TAXES

For the years ended December 31, 2013 and December 31, 2012, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $22,442 at December 31, 2013, and will begin to expire in the year 2026.

The provision for Federal income tax consists of the following for the years ended December 31, 2013 and December 31, 2012:

Income tax benefit attributable to:
	December 31,	December 31,
	2013	2012
Net Operating loss carryforward	$7,630	$3,439
Valuation allowance	(7,630)	(3,439)
Provision for federal Income tax	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2013, 2012 and 2011:

Deferred tax asset attributable to:
	December 31,	December 31,
	2013	2012
Net operating loss carryforward	$22,442	$10,085
Less: valuation allowance	(22,442)	(10,085)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $22,442 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur use of net operating loss carry forwards may be limited in future years.

AMROSE OIL COMPANY, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 8- STOCKHOLDERS EQUITY (DEFICIT)

The holders of Common Stock have one vote per share on all matters (including election of Directors) without provisions for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights.

In the event of liquidation of the Company, the holders of Common Stock will share equally in any balance of the Company’s assets available for distribution to them after satisfaction of creditors. The Company may pay dividends, in cash or in securities or other property, when and as declared by the Board of Directors from assets legally available. To date, the Company has not declared or paid dividends on its Common Stock.

Stock Issued

2011

No shares were issued.

2012

On April 1, 2012 the Company issued 570,000 shares of its common stock in return for consulting services.

During the calendar year the Company issued 496,000 shares of its common stock as a subscription receivable totaling $496.

2013

No shares were issued.

2014

No shares were issued and the Company increased authorized shares to 250,000,000.

AMROSE OIL COMPANY, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
For the Six Months Ended June 30 2014 and June 30, 2013, Years Ended December 31, 2013 and December 31, 2012 and For The Period From August 10, 2011 (Inception) To June 30, 2014

NOTE 8- STOCKHOLDERS EQUITY (DEFICIT), continued

Contractual Share Commitments

In July 2011, the Company signed an employment contract with Jim Anderson, chief executive officer, which calls for the issuance of 125,000 shares per month for ten months, totaling 1,250,000.   As of the date of this statement no shares have been issued.  Senior management is currently operating without employment contracts.

On December 31, 2013, the board of directors approved the issuance of new shares to the corporate officers for every $1,000 loaned to the Company (See Loans from Officers) they are to receive one million shares of common stock as repayment. As of December 31, 2013 and June 30, 2014 shares were due but not issued, as follows:

	December 31, 2013	June 30, 2014

Jim Anderson, CEO	14,000,000	39,000,000

Vic Devlaeminck, CFO	1,000,000	1,000,000

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred from the balance sheet date of June 30, 2014 through the financial statements issuance date.  During this period, there were no events or transactions occurring which require recognition or disclosure in the financial statements.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Commission registration fee	$15
Federal Taxes	$-
State Taxes and Fees	$-
Listing Fees	$-
Printing Fees	$495
Transfer Agent Fees	$1,000
Accounting fees and expenses	$3,750
Legal fees and expenses	$2,000
TOTAL	$7,260

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

In May 2012, the Company entered into an agreement for an aggregate of 80,000 shares of its common stock to Wintree Energy Corporation and BriRic Investments, Inc. to acquire the aggregate shared 50% interest held by such entities in various working interests in wells located in Oklahoma and Texas.  The shares were issued based on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.  We believe each entity (i) is an accredited investor based on due diligence performed on each entity prior to entering into an agreement with the Company; and (ii) had adequate information about us as well as the opportunity to ask questions and receive responses from our management.

It is our belief Mr. Anderson and his fellow Directors had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Mr. Anderson certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Between April 2012 and August 2012, the Company also sold an aggregate of 496,000 shares of the Company’s common stock to 42 sophisticated investors for a purchase price of $0.001 per share. These sales were made under the exemption from registration found in Securities Act Section 4(2) and the regulations promulgated thereunder.

PART II

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Amrose Oil Company, Inc. (previously filed as Exhibit 1.1 to the Registration Statement on Form S-1 filed with the Commission on November 4, 2013 (the “2013 S-1”).
3.2	By-Laws of Amrose Oil Company, Inc. (previously filed as Exhibit 2.1 to the 2013 S-1).
4.1	Specimen Stock Certificate of Amrose Oil Company, Inc. (previously filed as Exhibit 3.1 to the 2013 S-1)
4.2	Form of Subscription Agreement (previously filed as Exhibit 7.1 to the 2013 S-1).
5.1	Opinion of Vic Devlaeminck, Esq. (filed herein).(previously filed as Exhibit 4.1 to the 2013 S-1).
5.2	Opinion of Auditors Anton& Chia LLP (filed herein)
10.1	Engagement Letter & Agreement with Serpent Acquisitions LLC dated April 30, 2012 (previously filed as Exhibit 8.1 to the 2013 S-1)
10.2	Advisor Services Agreement with J. Michael Hadwin dated October 30, 2011 (previously filed as Exhibit 11.1 to the 2013 S-1)
10.3	Purchase and Sale Agreement with Wintree Energy Corporation dated October 12, 2011 (previously filed as Exhibit 12.1 to the 2013 S-1)
10.4	Purchase & Sale Agreement with BriRic Investments, Inc. dated October 12, 2011 (previously filed as Exhibit 13.1 to the 2013 S-1)
10.5	Services Agreement with Petro Lucrum, Inc.(Greg Smith) dated August 19, 2011(previously filed as Exhibit 15.1 to the 2013 S-1)
10.6	Director Services Agreement with Gerald L. Schiano dated September 25, 2012 (previously filed as Exhibit 16.1 to the 2013 S-1)
10.7	Directors Services Agreement with Vic Devlaeminck Esq. dated September 25, 2014 (previously filed as Exhibit 19.1 to the 2013 S-1)
10.8	Attorney-CPA Fee Agreement with Vic Devlaeminck (previously filed as Exhibit 14.1 to the 2013 S-1)
10.9	Directors Services Agreement with Jim Anderson
14.1	Code of Ethics (previously filed as Exhibit 5.1 to the 2013 S-1)
16.1	Letter of Silberstein Ungar, PLLC
23.1	Consent of Vic Devlaeminck, Esq. (included in Exhibit 5.1herein).
23.2	Consent of Anton & Chia, LLP (included in Exhibit 5.2 herein)
24.1	Power of Attorney for Vic Devlaeminck
99.1	Management Rep Letter – Amrose Oil Company
99.2	SEC Comment Letter Responses – Amrose Oil Company

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on October 27, 2014.

Amrose Oil Company.

By:	/s/ James Anderson
President, Chief Executive Officer,
Principal, Secretary , Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ James Anderson	President, Chief Executive Officer, Secretary, Treasurer, Director (Principal Executive Officer)	October 27, 2014

/s/ Vic Devlaeminck	Legal Counsel, Director (Principal Financial and Accounting Officer)	October 27, 2014

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount

SEC Registration Fee*	$15. 00
Legal Fees and Expenses*	$2,000
Accounting Fees and Expenses*	$3,750
Miscellaneous*	$0.00
Total*	$5,765
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

None.